 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 18, 2019 (June 12, 2019)

ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On April 12, 2019, Ascents Solar Technologies, Inc., a Delaware corporation (the "Company") entered into a real estate Purchase and Sale Agreement (the "Agreement") with a Colorado limited liability company (the "Purchaser"). Pursuant to the terms of the Agreement, at closing the Company would sell its Thornton, Colorado manufacturing facility (the "Building") to the Purchaser for a sales price of $13M. The closing of the sale of the Building was subject to customary diligence by the Purchaser and satisfaction of other conditions precedent to closing. The sale of the Building was expected to close in the early part of the 2019 third quarter.

On June 12, 2019, the Company received a notice from the Purchaser terminating the Agreement.

The Company is in the process of re-marketing the Building to other prospective purchasers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

June 18, 2019	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer